Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report Form 10-Q of Seacoast Financial Services Corporation (the “Company”) for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned (Kevin G. Champagne, President, CEO) and (Francis S. Mascianica, Jr., Treasurer, as Principal Financial and Accounting Officer) of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KEVIN G. CHAMPAGNE	/s/ FRANCIS S. MASCIANICA, JR.
Kevin G. Champagne	Francis S. Mascianica, Jr.
President and Chief Executive Officer	Treasurer, as Principal Financial and Accounting Officer

Date: May 14, 2003	Date: May 14, 2003